PLAN OF MERGER
                     AMALAGAMATION AGREEMENT

This agreement dated September 6, 2005

BETWEEN:
    Rival Technologies Inc, a British Columbia company with the mailing address and delivery address of its registered office at #200-100 Park Royal West Vancouver, BC V7T 1A2

                                        (herein referred to as "Rival BC")
AND:
    Rival Technologies Inc, a Nevada company with the mailing address and delivery address of its registered office at 3155 East Patrick Lane Suite #1 Las Vegas, NV 89120

                                        (herein referred to as "Rival Nevada")

WHEREAS:

A. Rival BC and Rival Nevada (jointly, the "Companies"), acting under authority contained in the Business Corporations Act of British Columbia. and the laws of the State of Nevada, have agreed to amalgamate/ merge under the terms and conditions set out in this Agreement;

B. The authorized share structure of Rival BC consists of 100,000,000 Common shares without par value, of which approximately 41,683,776 shares are issued and outstanding as fully paid;

C. The authorized share structure of Rival Nevada consists of 100,000,000 Common shares with a par value, of $0.001 per share of which 1,000 are issued and outstanding as fully paid;

D. Each of the Companies has made a full disclosure to the other of all of its respective assets and liabilities; and

E. It is desirable for business reasons that the amalgamation/merger of the Companies be effected.

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the mutual agreements, covenants and conditions contained in this Agreement, each of the Companies covenants and agrees with the other as follows:

(1) In this Agreement, the expression "Amalgamated Company" shall mean the company continuing from the Amalgamation.

(2) Each of the Companies agrees to amalgamate and merge under the provisions of S.284 and of the Business Corporations Act of British Columbia and laws of the state of Nevada and to continue as one company under the terms and conditions set out in this Agreement.

(3)   The name of the Amalgamated Company shall be " Rival Technologies, Inc"

(4) The jurisdiction of the Merged/Amalgamated Company shall be the State of Nevada.


(5) The forms of the Amalgamation Application (including the Notice of Articles of the Amalgamated Company) and of the Articles of the Amalgamated Company shall be in the forms set out in Schedule 1 and Schedule 2 to this Agreement respectively, and the said Articles have been signed by one of the first directors of the Amalgamated Company referred to in paragraph (6) of this Agreement.

(6) The mailing and delivery addresses of the registered and records offices of the Amalgamated Company, until changed in accordance with the Act, shall be as set out in the Notice of Articles referred to in paragraph (4) of this Agreement.

(7) The number of directors of the Amalgamated Company, until changed in accordance with the Articles of the Amalgamated Company, shall be three. The full names and prescribed addresses of the first directors of the Amalgamated Company are:
______________________________________________________________________________

      Full Name                           Prescribed Address
--------------------------   -------------------------------------------------
Robin Harvey                 #106,155 East 3rd Street N.Vancouver BC V7L 1E5
--------------------------   -------------------------------------------------
Perry Guglielmi              #207,3663 West 16th Ave Vancouver BC V6R 3C3
--------------------------   -------------------------------------------------
Elio Guglielmi               2929 West 24th Ave Vancouver BC V6L 1R5
______________________________________________________________________________

Each such director shall hold office until he or she ceases to hold office as specified in the Act, or in the Articles of the Amalgamated Company. The directors shall carry on and continue the operations of the Amalgamated Company in such a manner as they shall determine, subject to and in accordance with the Articles of the Amalgamated Company and the Act.


(8) The full names and offices of the first officers of the Amalgamated Company are:
______________________________________________________________________________

     Full Name                                Office
--------------------------   -------------------------------------------------
Robin J. Harvey              President and Treasurer
--------------------------   -------------------------------------------------
Perry Guglielmi              Secretary
______________________________________________________________________________

The officers shall hold office at the pleasure of the directors of the Amalgamated Company.


(9) The issued shares of each of the Companies shall be exchanged for those of the Amalgamated Company or otherwise dealt with as follows:

      (a)each issued Common share of Rival BC shall remain outstanding and each Common share of Rival NV shall be converted into one Common share of the Merged/Amalgamated Company;

(10) The financial year-end of the Amalgamated Company shall be December 31, until changed by the directors of the Amalgamated Company.

(11) All obligations of each of the Companies immediately prior to the Amalgamation shall attach to the Amalgamated Company and the Amalgamated Company shall continue to be liable for them.

(12) Each of the Companies may, by resolution of their respective directors or by special resolution, assent to any alteration or modification of this Agreement which may be necessary or desirable in the opinion of the respective directors or shareholders, as the case may be, of each of the Companies passing such resolution, and all alterations and modifications so assented to shall be binding upon the Companies.

(13) The Amalgamation shall take effect and go into operation effective 12:01 am on October 14, 2005 if this Agreement has been approved as required by law and all necessary documentation has been filed with Registrar before that time, or as such later time, or time and date, as may be determined by the directors of the Companies when this Agreement shall have been adopted as required by law; provided, however, that if the respective directors of any of the Companies determine that it is in the best interest of the Companies, or any of them, or of the Amalgamated Company, not to proceed with the Amalgamation, then any of the Companies may, by written notice to the others, terminate this Agreement at any time prior to the Companies being amalgamated, and in such event, the Amalgamation shall not take place notwithstanding the fact that this Agreement may have been adopted by the shareholders of the Companies.

(14) Upon the Amalgamation taking effect and thereafter, the Amalgamated Company shall be seized of and shall hold and possess all the properties, rights and interests of, and shall be subject to all the debts, liabilities and obligations of, each of the Companies without any further deeds, transfers, or conveyances, as fully and effectually and to all intents and purposes as the same are held or borne by each of the Companies, respectively, immediately prior to the Amalgamation and the directors of the Amalgamated Company shall have full power to carry the Amalgamation into effect and to perform such acts as are necessary or proper for such purposes. The provisions of this paragraph shall not be deemed to exclude any of the effects, rights, privileges that at law may be incidental to or result from the Amalgamation, whether or not herein specifically mentioned. The shareholders of each of the Companies shall be bound by the terms of this Agreement.

(15) The Merged/Amalgamated Company agrees that it may be served with process in the State of Nevada in any proceeding for enforcement of any obligation of the Merged/Amalgamated Company arising from the Merger and irrevocably appoints Incorp Services, Inc., located at 3155 East Patrick Lane, Suite 1, Las Vegas, Nevada 89120-3481, as its agent to accept service of process in any such suit or other proceeding and the Merged/Amalgamated Company authorizes the aforesaid Incorp Services, Inc. to send such process to it by registered mail directed to its principal office located at Suite 200, 100 Park Royal, West Vancouver, British Columbia, Canada V7T 1A2.

(16) Subject to the provisions of paragraph (13) of this Agreement, if this Agreement is adopted by each of the Companies as required by the Act, and the laws of the State of Nevada, the Companies agree that they will, jointly and together, file with the Registrar the Amalgamation Application in the form set out in Schedule 1 to this Agreement and file with the State of Nevada an Articles of Merger.

(17) Each of the Companies agrees to do, execute and deliver, and cause to be done, executed and deliver, all such further acts, deeds, documents and instruments as are necessary or desirable to give full force and effect to this Agreement.

IN WITNESS WHEREOF each of the Companies has duly executed this Agreement the day and year first above written.



Rival Technologies Inc.                    Rival Technologies Inc.
a British Columbia corporation             a Nevada corporation


     /s/ Robin J. Harvey                    /s/ Robin J. Harvey
Per:_______________________            Per:________________________
    Authorized Signatory                   Authorized Signatory